UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2025, Inspire Veterinary Partners, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the securities purchase agreement (the “Securities Purchase Agreement”) dated July 28, 2025, pursuant to which the Company added certain new institutional investors to the schedule of buyers in the Securities Purchase Agreement, to issue and sell to such new investors, in one or more closings, shares of the Company’s Series B convertible preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”) and related Warrants (as defined in the Securities Purchase Agreement).

Item 3.02 Unregistered Sales of Equity Securities

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2025, the Company entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell, in one or more closings, up to 10,000 shares of the Company’s Series B Preferred Stock, which are convertible into shares of the Company’s common stock, par value $0.0001 per share, and related Warrants in a private placement offering.

On September 9, 2025, the Company and certain investors effected an Additional Closing (as defined in the Securities Purchase Agreement), with respect to 1,253 additional shares of Series B Preferred Stock and related Warrants for gross proceeds of approximately $1.0 million. The offering and sale of the shares of Series B Preferred Stock and related Warrants were issued and, upon conversion of the Series B Preferred Stock or exercise of the Warrants, as applicable, the shares of Common Stock underlying the Series B Preferred Stock and the Warrants, as applicable, will be issued, in each case, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The description of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the form of Amendment, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 †	Form of Amendment to the Securities Purchase Agreement
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within Inline XBRL document.

†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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